UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Amendment No. 4 to Credit Agreement

On June 28, 2024, the Company executed Amendment No. 4 (“Amendment No. 4”) to that certain  Loan Agreement, dated as of May 15, 2023, by and among the Company, the subsidiaries of the Company as borrowers thereunder, White Oak Commercial Finance, LLC, as administrative agent and collateral agent, and the several lenders there under, as amended (the “Loan Agreement”). Capitalized terms used herein have the meanings given to them in the Loan Agreement, as amended by Amendment No. 4.

Amendment No. 4, among other things:

●	Revised the Minimum Liquidity covenant to require that the Loan Parties and Subsidiaries cause Liquidity to not fall below the following amounts for more than three consecutive Business Days or as of the close of business on Friday of each week:

o	From the Third Amendment Effective Date through July 26, 2024 - $8.0 million, provided that Liquidity may be less than $8.0 million but no less than $5.0 million on the close of business of one Friday during such period and during the week (ending Sunday) that includes such Friday;

o	From July 27, 2024 through September 30, 2024 - $10.0 million;

o	From October 1, 2024 through the Maturity Date - $15.0 million;

●	Revised the Specified Prepayment provision to replace the prior $10.0 million prepayment due June 30, 2024 with the following prepayments: July 26, 2024 - $2.0 million; August 30, 2024 - $4.0 million; September 30, 2024 - $4.0 million and October 31, 2024 - $5.0 million; provided, however, that if the sale of the East and West Jones Property is consummated prior to September 30, 2024, then the amounts due following the consummation of such sale are not required and instead, the Borrowers shall make a mandatory prepayment on the Term Loans of the net proceeds of the sale within three Business Days of receipt of such proceeds in an amount equal to $15.0 million less the amount of the prepayments already made as of such date; and,

●	Revised the Specified Post-Closing Liquidity Transactions provision to be fulfilled by September 30, 2024.

Amendment No. 4 also includes other administrative and definitional changes. The foregoing description of Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of Amendment No. 4, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Jun

Exhibit No.	Description
10.1

Amendment No. 4, dated June 28, 2024, to the Loan Agreement dated as of May 15, 2023 among Orion Group Holdings, Inc. and certain of its subsidiaries from time to time party hereto as borrowers, the entities from time to time party hereto, as Lenders, White Oak Commercial Finance, LLC, as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 4, dated June 28, 2024, to the Loan Agreement dated as of May 15, 2023 among Orion Group Holdings, Inc. and certain of its subsidiaries from time to time party hereto as borrowers, the entities from time to time party hereto, as Lenders, White Oak Commercial Finance, LLC, as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: July 2, 2024	By:	/s/ Travis J. Boone
President and Chief Executive Officer